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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 23, 2002


                                 METROCALL, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                     0-21924                  54-1215634
          --------                     -------                  ----------
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation )                                     Identification No.)

6677 Richmond Highway, Alexandria, Virginia                    22306
-------------------------------------------                    -----
 (Address of principal executive offices)                    (Zip Code)



       Registrant's telephone number, including area code: (703) 660-6677



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Item 5. Other Events.

        On May 23, 2002, Metrocall and its primary creditor constituencies entered into agreements establishing terms and conditions of a pre-negotiated plan of reorganization to be proposed and implemented through a Chapter 11 filing. The Lock-Up Agreements, Term Sheet for the plan of reorganization, the Term Sheet for the $60 million secured note, the Term Sheet for the $20 million Senior Secured PIK Notes, pre-restructure and post-restructure organizational charts, and the Term Sheet for the Preferred Stock are attached as Exhibit 10.1 hereto and are hereby incorporated by reference into this Item 5. On May 23, 2002, Metrocall issued a press release regarding such agreements. That press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits.

Exhibit No.             Description
-----------             -----------
10.1                    Lock-Up Agreement dated as of May 23, 2002, with Term
                        Sheet, Term Sheet for the $60 million Secured Note, Term
                        Sheet for the $20 million Senior Secured PIK Notes,
                        pre-restructure and post-restructure organizational
                        charts, and Term Sheet for the Preferred Stock as
                        exhibits thereto.

99.1                    Press Release dated May 23, 2002.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    METROCALL, INC.

                                    By: /s/ Vincent D. Kelly
                                        --------------------
                                    Name:  Vincent D. Kelly
                                    Title: Chief Financial Officer, Chief
                                    Operating Officer, Executive Vice President,
                                    and Treasurer

Dated: May 24, 2002


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                                  EXHIBIT INDEX

Exhibit Number          Description
--------------          -----------
10.1                    Lock-Up Agreement dated as of May 23, 2002, with Term
                        Sheet, Term Sheet for the $60 million Secured Note, Term
                        Sheet for the $20 million Senior Secured PIK Notes,
                        pre-restructure and post-restructure organizational
                        charts, and Term Sheet for the Preferred Stock as
                        exhibits thereto.

99.1                    Press Release dated May 23, 2002.